                                                                    EXHIBIT 12.1
                    SARA LEE CORPORATION AND SUBSIDIARIES
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                        (IN MILLIONS EXCEPT RATIOS)


                                                          Twenty-Six Weeks Ended
                                                          -------------------------
                                                           Dec. 27,       Dec. 28,
                                                           1997 (1)        1996
                                                          ----------     ----------
Fixed charges:

   Interest expense                                         $    109       $    108

   Interest portion of rental expense                             33             33
                                                          ----------     ----------

   Total fixed charges before capitalized interest               142            141

   Capitalized interest                                            9              5
                                                          ----------     ----------

      Total fixed charges                                   $    151       $    146
                                                          ----------     ----------
                                                          ----------     ----------


Earnings available for fixed charges:

   Income(loss) before income taxes                         $ (1,212)      $    770

   Less undistributed income in minority-owned companies          (2)            (4)

   Add minority interest in majority-owned subsidiaries           15             15

   Add amortization of capitalized interest                       10             12

   Add fixed charges before capitalized interest                 142            141
                                                          ----------     ----------

      Total earnings(losses) available for fixed charges    $ (1,047)      $    934
                                                          ----------     ----------
                                                          ----------     ----------

Ratio of earnings (losses) to fixed charges                     (6.9)           6.4
                                                          ----------     ----------
                                                          ----------     ----------

(1) During the second quarter of fiscal 1998, the Corporation recorded a pretax charge of $2.0 billion in connection with various restructuring actions.


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